DTE GAS AND OIL COMPANY

BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS	(in thousands)
Current assets:
Cash and cash equivalents	$ −	$ −
Accounts receivable	3,755	5,172
Due from affiliates	25,352	29,715
Deferred tax asset	26,439	24,522
Other	493	266
Total current assets	56,039	59,675

Derivative asset	−	157
Property and equipment, net	325,959	322,018
Deferred tax asset	138,559	127,783
	$520,557	$509,633

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$19,318	$17,408
Due to affiliates	1,808	1,801
Short-term borrowings from affiliate	161,253	145,877
Accrued liabilities	3,069	3,208
Derivative liabilities	89,526	65,039
Total current liabilities	274,974	233,333

Asset retirement obligations	13,269	13,050
Derivative liabilities	245,375	230,403
Other	6	7
Commitments and contingencies (Note 5)
Stockholder’s equity (deficit):
Common stock, $0.01 par value: 50,000 authorized shares	−	−
Additional paid-in capital	120,653	142,968
Accumulated deficit	(132,553)	(110,445)
Accumulated other comprehensive income (loss)	(1,167)	317
Total stockholder’s equity (deficit)	(13,067)	32,840
	$520,557	$509,633

See accompanying notes to financial statements

DTE GAS AND OIL COMPANY

STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2007	2006
	(in thousands, unaudited)
REVENUES
Gas and oil production	$33,333	$43,059
Derivative gain (loss)	(51,040)	66,985
Other	143	91
Total net revenues	(17,564)	110,135

COSTS AND EXPENSES
Gas and oil production	7,301	7,315
General and administrative	829	1,100
Expense reimbursement - affiliate	943	924
Depreciation, depletion and amortization	4,713	4,809
Total operating expenses	13,786	14,148
Operating income (loss)	(31,350)	95,987

OTHER INCOME (EXPENSES)
Interest expense − affiliate	(2,662)	(2,942)
Other - net	-	32
Total other expense	(2,662)	(2,910)
Net income (loss) before income taxes	(34,012)	93,077
(Provision) benefit for income taxes	11,904	(32,577)
Net income (loss)	$(22,108)	$60,500

See accompanying notes to financial statements

DTE GAS AND OIL COMPANY

STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	March 31,
	2007	2006
	(in thousands, unaudited)
Net income (loss)	$(22,108)	$60,500
Other comprehensive income (loss):
Unrealized holding losses on hedging contracts, net of taxes of $782	(1,452)	−
Less: reclassification adjustment for gains realized in net income, net of taxes of $17	(32)	−
	(1,484)	−
Comprehensive income (loss)	$(23,592)	$60,500

See accompanying notes to financial statements

 DTE GAS AND OIL COMPANY

STATEMENT OF EQUITY
(in thousands, except share data, unaudited)

						Accumulated
				Additional		Other	Total
	Common Stock			Paid-in	Accumulated	Comprehensive	Stockholder’s
	Shares	Amount		Capital	Deficit	Income (Loss)	Equity (deficit)
Balance, January 1, 2007	516.8	$	−	$142,968	$(110,445)	$317	$32,840
Net income (loss)	−		−	−	(22,108)	−	(22,108)
Net change in affiliate advances	−		−	(22,315)	−	−	(22,315)
Other comprehensive loss	−		−	−	−	(1,484)	(1,484)
Balance, March 31, 2007	516.8	$	−	$120,653	$(132,553)	$(1,167)	$(13,067)

See accompanying notes to financial statements

DTE GAS AND OIL COMPANY

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2007		2006
	(in thousands, unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(22,108)		$60,500
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization		4,713		4,809
Deferred income taxes		(11,893)		32,576
Non-cash derivative (gains) losses		37,332		(91,657)
Asset impairments		77		76
Changes in operating assets and liabilities:
Decrease in accounts receivable		1,417		1,851
Advances (to)/from affiliates		4,370		20,888
Increase (decrease) in accounts payable		1,910		(11,855)
Increase (decrease) in other operating assets and liabilities		(366)		(67)
Net cash provided by operating activities		15,452		17,121

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures		(8,513)		(10,997)
Net cash used in investing activities		(8,513)		(10,997)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on borrowings from affiliate		(6,939)		(6,124)
Net cash used in financing activities		(6,939)		(6,124)
Change in cash and cash equivalents		−		−
Cash and cash equivalents at beginning of period		−		−
Cash and cash equivalents at end of period	$	−	$	−

 See accompanying notes to financial statements

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2007 (unaudited)

NOTE 1—DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DTE Gas and Oil Company (“the Company”) is a company engaged primarily in the development and production of natural gas and, to a lesser extent, oil in northern Michigan. The Company is a wholly-owned subsidiary of MCN Energy Enterprises (“the Parent”), which is a wholly-owned subsidiary of DTE Energy Company (NYSE:DTE).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from these estimates.

The accompanying financial statements, which are unaudited except that the balance sheet at December 31, 2006 is derived from audited financial statements, are presented in accordance with the requirements of accounting principles generally accepted in the United States for interim reporting. They do not include all disclosures normally made in complete annual financial statements. In management’s opinion, all adjustments necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods disclosed have been made. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto presented on Form 8K for the year ended December 31, 2006. The results of operations for the three month period ended March 31, 2007 may not necessarily be indicative of the results of operations for the full year ending December 31, 2007.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income and loss and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. These changes, other than net income, are referred to as “other comprehensive income” and for the Company include only changes in the fair value of unrealized hedging gains and losses.

Business Segments

The Company’s operations are organized into one reportable business segment under Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosure about Segments of an Enterprise and Related Information”.

Accounts Receivables and Allowance for Possible Losses

In evaluating its allowance for possible losses, the Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness, as determined by the Company’s review of its customer’s credit information. The Company extends credit on an unsecured basis to many of its customers. The Company sells substantially

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

all its production to an affiliate at current market prices. At March 31, 2007 and December 31, 2006, the Company’s credit evaluation indicated that it had no need for an allowance for possible losses.

Property and Equipment

Property and equipment is stated at cost. Depreciation, depletion and amortization is based on cost less estimated salvage value primarily using the units-of-production or straight-line method over the assets estimated useful lives. Maintenance and repairs are expensed as incurred. Major renewals and improvements that extend the useful lives of property are capitalized. Other property and equipment are being depreciated over 3 to 20 years on a straight line basis.

Property and equipment consists of the following at the dates indicated (in thousands):

	March 31,	December 31,
	2007	2006
Mineral interests:
Proved properties	$36,773	$36,253
Unproved properties	5,392	5,373
Wells and related equipment	382,329	374,434
Other	2,852	2,852
	427,346	418,912
Accumulated depreciation, depletion and amortization:
Oil and gas properties	(99,974)	(95,522)
Other	(1,413)	(1,372)
	(101,387)	(96,894)
	$325,959	$322,018

Oil and Gas Properties

The Company follows the successful efforts method of accounting for oil and gas producing activities. Exploratory drilling costs are capitalized pending determination of whether a well is successful. Exploratory wells subsequently determined to be dry holes are charged to expense. Costs resulting in exploratory discoveries and all development costs, whether successful or not, are capitalized. Geological and geophysical costs and delay rentals are expensed. Oil is converted to gas equivalent basis (“Mcfe”) at the rate one barrel equals 6 thousand cubic feet (“Mcf”). Depletion is provided on the units-of-production method using estimated remaining reserve quantities. Unproved properties are reviewed annually for impairment or whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment charges are recorded if conditions indicate the Company will not explore the acreage prior to expiration of the applicable leases or if it is determined that the carrying value of the properties is above their fair value.

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Long-lived assets are reviewed for potential impairments at the lowest levels for which there are identifiable cash flows that are largely independent of other groups of assets. The review is done by determining if the historical cost of proved properties less the applicable accumulated depreciation, depletion and amortization and abandonment is less than the estimated expected undiscounted future cash flows. The expected future cash flows are estimated based on the Company’s plans to continue to produce and develop proved reserves. Expected future cash flow from the sale of production of reserves is calculated based on estimated future prices. The Company estimates prices based upon market related information including published futures prices. The estimated future level of production is based on assumptions surrounding future levels of prices and costs, field decline rates, market demand and supply, and the economic and regulatory climates. If the carrying value exceeds such cash flows, an impairment loss is recognized for the difference between the estimated fair market value, (as determined by discounted future cash flows) and the carrying value of the assets.

Upon the sale or retirement of a complete field of a proved property, the cost is eliminated from the property accounts, and the resultant gain or loss is reclassified to income. Upon the sale of an individual well the proceeds are credited to accumulated depreciation and depletion. Upon the sale of an entire interest in an unproved property where the property had been assessed for impairment individually, a gain or loss is recognized in the statements of income. If a partial interest in an unproved property is sold, any funds received are accounted for as a reduction of the cost in the interest retained.

Capitalized Interest

The Company capitalizes interest on borrowed funds related to its costs associated with the drilling and completion of new wells and other capital projects. Interest is capitalized only during the periods in which these assets are brought to their intended use.

The weighted average interest rate used to capitalize interest was 6.5% and 6.75% for the three months ended March 31, 2007 and 2006, respectively, which resulted in interest capitalized of $41 and $101 for the respective periods.

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company used the following assumptions in estimating the fair value of each class of financial instrument for which it is practicable to estimate fair value:

•	For receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments.

•	For derivatives the carrying value approximates fair value because the Company marks to market all derivatives.

•	For debt the carrying value approximates fair value because of the substantially short maturity of these instruments.

Derivative Instruments

The Company applies the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and its various amendments (“SFAS 133”). SFAS 133 requires each derivative instrument to be recorded in the balance sheet as either an asset or liability measured at fair value. Changes in a derivative instrument’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. All activity reflected in the financial statements related to natural gas derivative contracts was transacted with DTE affiliate companies.

Environmental Matters

The Company is subject to various federal, state and local laws and regulations relating to the protection of the environment. The Company has established procedures for the ongoing evaluation of its operations, to identify potential environmental exposures and to comply with regulatory policies and procedures.

The Company accounts for environmental contingencies in accordance with Statement of Position 96-1 (“Environmental Remediation Liabilities”) and SFAS No. 5 “Accounting for Contingencies.” Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities for environmental contingencies are recorded when environmental assessments and/or clean-ups are probable and the costs can be reasonably estimated. The Company maintains insurance which may cover in whole or in part certain types of environmental contingencies. The Company has no environmental contingencies requiring specific disclosure or the recording of a liability.

Revenue Recognition

The Company records the income from the working interests and overriding royalties of wells in which it owns an interest when the gas and oil are delivered.

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Because there are timing differences between the delivery of natural gas and oil and the Company’s receipt of a delivery statement, the Company has unbilled revenues. These revenues are accrued based upon volumetric data from the Company’s records and the Company’s estimates of the applicable product prices. The Company had unbilled trade receivables at March 31, 2007 and December 31, 2006 of $27.0 million and $32.0 million, respectively, which are included in Accounts receivable and Accounts receivable-affiliate on its Balance Sheets.

Income Taxes

The Company is included in the consolidated federal income tax return of its Parent. Income taxes are calculated as if the Company filed a return on a separate company basis. As part of the process of preparing financial statements, the Company is required to estimate income taxes in each of the jurisdictions in which it operates. Significant judgment is required in determining the income tax provision. The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company assesses the likelihood of its deferred tax assets being recovered from future taxable income. The Company then provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The Company considers future taxable income and ongoing prudent and feasible tax planning strategies in assessing the valuation allowance. Any decrease or increase in the valuation allowance could have a material impact on net income in the period in which such determination is made. The deferred tax provision or benefit each year represents the net change during that year in the deferred tax asset and liability balances. Separate company state tax returns are filed in those states in which the Company is registered to do business.

Recently Issued Financial Accounting Standards

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure eligible financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement will be effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Statement offers various options in electing to apply the provisions of this Statement, and at this time the Company has not made any decision as to its application and is evaluating the impact of the adoption of SFAS 159 on the Company’s financial position and results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” (“SFAS 157”). SFAS 157 addresses the need for increased consistency in fair value measurements, defining fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a framework for measuring fair value and expands disclosure requirements. SFAS 157 is effective for the

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company beginning January 1, 2008. The Company is currently evaluating the impact of the adoption of SFAS 157 on its financial position and results of operations.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements,” or SAB 108. SAB 108 was issued to provide consistency in how registrants quantify financial statement misstatements. The Company initially applied SAB 108 in connection with the preparation of its financial statements for the year ended December 31, 2006. The application of SAB 108 did not have a material impact on the Company’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and provides guidance on the recognition, de-recognition and measurement of benefits related to an entity’s uncertain tax positions. FIN 48 was adopted by the Company on January 1, 2007. The adoption of FIN 48 did not have a significant impact on the Company’s financial position or results of operations.

Asset Retirement Obligations

The Company follows SFAS No 143 “Accounting for Asset Retirement Obligations” (“SFAS 143”) and FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations,” which require the Company to recognize an estimated liability for the plugging and abandonment of its oil and gas wells. Under SFAS 143, the Company must currently recognize a liability for future asset retirement obligations if a reasonable estimate of the fair value of that liability can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 requires the Company to consider estimated salvage value in the calculation of depreciation, depletion and amortization.

The estimated liability is based on historical experience in plugging and abandoning wells, estimated remaining lives of those wells based on reserve estimates, external estimates as to the cost to plug and abandon the wells in the future, and federal and state regulatory requirements. The liability is discounted using an assumed credit-adjusted risk-free interest rate. Revisions to the liability could occur due to changes in estimates of plugging and abandonment costs or remaining lives of the wells, or if federal or state regulators enact new plugging and abandonment requirements.

The Company has no assets legally restricted for purposes of settling asset retirement obligations. Except for the item previously referenced, the Company has determined that there are no other material retirement obligations associated with tangible long-lived assets.

NOTE 3—CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All derivative agreements are contracted with affiliates (see Note 4) and the Company is included in its Parent’s consolidated tax return. In addition, oil and gas production revenues of $32.0 million and $40.6 million were sold to affiliates in the three months ended March 31, 2007 and 2006, respectively.

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 3—CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (CONTINUED)

The Company utilizes the cash management services of its ultimate Parent. As such, the Parent invests the Company’s excess cash or advances funds as needed. These services are covered by a cash management and working capital loan agreement. This agreement calls for monthly interest payments at an interest rate determined by DTE. Any loans have a maturity date twelve months after the date of each agreement and may be extended for an additional twelve months, these loans are shown as short-term borrowings from affiliate on the Company’s Balance Sheets. Interest rates charged to the Company on such loans were 6.5% and 6.75% for the three months ended March 31, 2007 and 2006, respectively.

Due to/from affiliates shown on the Company’s Balance Sheets represents amounts owed or receivable for advances and other transactions in the normal course of business. The Company depends on its parent company, DTE Energy Company and its affiliates, for many management and administrative functions. The Company is billed a fee and reimburses DTE for management and administrative services and expenses incurred on its behalf. This fee and expense reimbursement is shown as Expense reimbursement-affiliate on the Company’s Statements of Operations.

NOTE 4—DERIVATIVE INSTRUMENTS

From time to time, the Company’s Parent enters into natural gas derivative financial instruments, primarily swaps, to hedge the Company’s exposure to changes in natural gas prices. The Company is also subject to physical fixed price contracts with affiliates of DTE which qualify as derivative instruments.

The Company’s Parent did not historically designate all derivative contracts with or on behalf of the Company as cash flow hedges, which involves formally documenting all relationships between hedging instruments and the items being hedged, including the risk management objective and strategy for undertaking the hedging transactions. This also includes matching the natural gas derivative contracts to the forecasted transactions. For contracts that have been designated as cash flow hedges, and where the Company is a party to the contract, the Company’s Parent assesses, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in the fair value of the hedged items. The Company is a party to the derivative contracts in which cash flow hedge accounting is elected by its Parent to be applied in the Company’s financial statements. Gains or losses on contracts that are designated as cash flow hedges are charged or credited to Accumulated Other Comprehensive Income (Loss) and recognized as a component of gas production revenues in the month the hedged gas is sold. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in gas reference prices under a hedging instrument and actual gas prices, the Company will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings. For contracts that have not been designated as cash flow hedges, the Company has recorded changes in their fair values within earnings. Gains or losses on contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX.

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 4—DERIVATIVE INSTRUMENTS (CONTINUED)

At March 31, 2007, the Company had natural gas swap and forward sales contracts related to natural gas sales covering 100.8 million MMBtus of natural gas, maturing through December 31, 2014 at a combined average settlement price of $3.76 per MMBtu. The Company recognized a loss of $51.0 million and gain of $67.0 million on contracts covering natural gas production for the three months ended March 31, 2007 and 2006, respectively. The Company recognized a non-cash loss of $37.3 million and non-cash gain of $91.7 million during the above periods related to the mark-to-market of non-hedge designated derivatives and for hedge ineffectiveness, which is included in derivative gain (loss) on the Company’s Statements of Operations.

Of the $1.2 million net loss in accumulated other comprehensive loss at March 31, 2007, the Company will reclassify $641,000 to its Statements of Operations over the next twelve month period, as these contracts expire $526,000 of losses will be reclassified in later periods if the fair values of the instruments remain at current market values.

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 4—DERIVATIVE INSTRUMENTS (CONTINUED)

As of March 31, 2007, the Company had the following natural gas derivative contracts with affiliates of DTE:

Fixed Price Swaps

Twelve Month
Period Ending		Average	Fair Value
March 31,	Volumes	Fixed Price	Liability
	(MMBtu)	(per MMBtu)	(in thousands)
2008	16,282,400	$3.56	$(78,179)
2009	16,696,000	$3.86	$(70,264)
2010	15,526,000	$3.65	$(57,817)
2011	14,725,600	$3.62	$(46,670)
2012	10,712,000	$3.72	$(27,611)
2013	9,000,000	$3.83	$(19,216)
2014	9,000,000	$3.95	$(14,978)
2015	6,750,000	$4.04	$(8,818)
			$(323,553)

Forward Sales

Twelve Month
Period Ending		Average	Fair Value
March 31,	Volumes	Fixed Price	Liability
	(MMBtu)	(per MMBtu)	(in thousands)
2008	2,110,896	$2.74	$(11,348)
			$(11,348)
		Net liability	$(334,901)

DTE GAS AND OIL COMPANY

NOTES TO FINANCIAL STATEMENTS — (CONTINUED)
MARCH 31, 2007 (unaudited)

NOTE 5—COMMITMENTS AND CONTINGENCIES

The Company is one of four defendants in a personal injury action filed in Antrim County Circuit Court in northern Michigan in August, 2006.  The complaint alleges that plaintiff suffered serious personal injuries as a result of the defendants’ negligence.  The Company intends to vigorously defend itself in this matter and does not believe that any settlement will be material to its financial position or results of operations.

The Company is also a party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial condition or results of operations.

NOTE 6 - SUBSEQUENT EVENT

On June 29, 2007, the Company was acquired by Atlas Energy Resources, LLC (NASDAQ:ATN) for $1.268 billion, including adjustments for working capital of $10.4 million and current year capital expenditures of $19.0 million. Simultaneous with this transaction, DTE assumed all income tax liabilities, affiliate debt not specifically related to oil and gas production and derivative contracts. Subsequent to the acquisition of DGO, the Company changed its name to Atlas Gas & Oil Company (“AGO”).